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                                                                   EXHIBIT 10.11




May 24, 2002


Mr. Paul McDonald
21 Pent Road
Weston, CT  06883

     Re:  Stock Options

Dear Stock Option Holder:

We are writing to you in your capacity as a holder of an option or options ("Option") to purchase shares of Common Stock, par value $.01 per share, of The Aristotle Corporation (the "Company") granted under the Company's 1997 Employee and Director Stock Option Plan (the "Plan"). As you may already know, the Company has entered into an Agreement and Plan of Merger, dated as of November 27, 2001, with Nasco International, Inc. ("Nasco"), Nasco Holdings, Inc. and Geneve Corporation, whereby Nasco will merge with and into the Company (the "Merger"). Information regarding the Merger and Nasco is set forth in the Proxy Statement - Prospectus prepared by the Company in connection with annual meeting of the Company's stockholders on June 17, 2002, at which stockholders will be asked to approve the Merger. A copy of the Proxy Statement-Prospectus is enclosed for your review.

One of the conditions to the closing of the Merger is that holders of Options agree not to exercise their Options until fifteen months after the closing of the Merger. Therefore, I am writing to ask you to agree that you will not, without the prior written consent of the Company (which consent may be withheld at the Company's sole discretion), exercise any of your Options for a period commencing on the first day after the Merger and continuing until the date fifteen months after the Merger (the "Expiration Date").

If your service as an employee terminates prior to the "expiration date", in consideration of the foregoing, the exercise period of your Incentive Stock Options (ISO) expires ninety days after the expiration date.

Please indicate your agreement with the foregoing by signing where indicated below. Your agreement is irrevocable and will be binding on you and your respective successors, heirs, personal representatives, and assigns.

If you have any questions about this letter agreement or the Merger, please feel free to contact me.

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                                            Sincerely,

                                            THE ARISTOTLE CORPORATION


                                            /s/: John J. Crawford
                                            ---------------------
                                            By:  John J. Crawford, its
                                            Chief Executive Officer & President


Dated:                        , 2002
      ------------------------


Paul M. McDonald
----------------------------------------------------
Printed Name of Holder


By: /s/: Paul M. McDonald
   -------------------------------------------------
       Signature

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